EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NMI Holdings, Inc. Nominates Regina Muehlhauser to its Board of Directors

EMERYVILLE, Calif., Mar. 27, 2017 -- NMI Holdings, Inc. (Nasdaq: NMIH), the parent company of National Mortgage Insurance Corp. (National MI), has nominated Regina Muehlhauser, 68, to its board of directors, filling a vacancy on the board, which remains at seven members.  She will stand for election at the company’s annual meeting of stockholders on May 11, 2017.
Ms. Muehlhauser is a seasoned banking executive with over 30 years of experience in wholesale real estate lending, administration, and treasury management services.  She retired as president of Bank of America, San Francisco, a subsidiary of Bank of America Corporation (BAC), in 2004.  Ms. Muehlhauser began her career at Wells Fargo Bank where she held a variety of client management and organizational leadership responsibilities within the real estate industries group, rising to senior vice president.  She earned a bachelor's degree in political science from American University.
Brad Shuster, chairman and chief executive officer of National MI, said, “We are delighted to add Regina Muehlhauser to our strong board of directors. Her deep leadership experience in banking and real estate finance with two of the largest mortgage originators in the country makes her an ideal fit for National MI as we continue to lead the industry in growth of insurance-in-force.”

About NMI Holdings
NMI Holdings, Inc. (NASDAQ: NMIH) is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward Looking Statements
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause our actual results to differ materially from those expressed in our forward-looking statements. Forward-looking statements in this press release include, without limitation, statements regarding National MI's positioning for future performance. Any or all of our forward-looking statements in this press release may turn out to be inaccurate. More information about the risks, uncertainties and assumptions affecting National MI can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, operating results, business strategy and financial needs. All forward-looking statements are necessarily only estimates of future results, and actual results may differ materially from expectations. You are, therefore, cautioned not to place undue reliance on such statements. We do not undertake, and specifically disclaim, any obligation to revise any forward-looking statements to reflect the occurrence of future events or circumstances.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com